EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


            We consent to the incorporation by reference in the registration statement of Stratasys, Inc. on Form S-8 (File No. 33-93362) of our report dated February 3, 1998, on our audits of the consolidated financial statements of Stratasys, Inc. as of December 31, 1997 and 1996 and for the years ended December 31, 1997 and 1996, which report is included in this Annual Report on Form 10-KSB.


                                           /s/ Rothstein, Kass & Company, P.C.
                                           Rothstein, Kass & Company, P.C.

Roseland, New Jersey
March 27, 1998